EXHIBIT 99.1

Joint Filing Agreement

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him, her or it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that he, she or it knows or has reason to believe that such information is inaccurate.

Date: September 22, 2022

ICG LIFE SCIENCES SCSP

By:	/s/ Jens Hoellerman /s/ Karl Heinz Horrer
Name: Jens Hoellerman Karl Heinz Horrer
Title: Managers

ICG LIFE SCIENCES GP LP SCSP

By:	/s/ Jens Hoellerman /s/ Karl Heinz Horrer
Name: Jens Hoellerman Karl Heinz Horrer
Title: Managers

ICG LIFE SCIENCES GP S.A.R.L

By:	/s/ Jens Hoellerman /s/ Karl Heinz Horrer
Name: Jens Hoellerman Karl Heinz Horrer
Title: Managers

ICG FMC LIMITED

By:	/s/ Steve Burton
Name: Steve Burton
Title: Authorised Signatory

INTERMEDIATE CAPITAL GROUP PLC

By:	/s/ Andrew Lewis
Name: Andrew Lewis
Title: Authorised Signatory